Calculation of Filing Fee Tables
N-2
ARES STRATEGIC INCOME FUND
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest, $0.01 par value per share	457(o)	7,500,000,000		$ 7,500,000,000.00	0.0001531	$ 1,148,250.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,500,000,000.00		$ 1,148,250.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,148,250.00
Offering Note
[1]	(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. A total of $7,500,000,000 of common shares of beneficial interest, par value $0.01 per share, were previously registered. This post-effective amendment registers an additional $7,500,000,000 of common shares, resulting in a total of $15,000,000,000 in registered common shares. (2) Being registered pursuant to this Registration Statement. (3) Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement.

Table 3: Combined Prospectuses
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common shares of beneficial interest, $0.01 par value per share	7,500,000,000	$ 7,500,000,000.00	N-2	333-264145	04/24/2023
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to (i) the Registration Statement File No. 333-264145, dated April 5, 2022, as amended, previously filed by Ares Strategic Income Fund (the "Registrant") on Form N-2 (the "Prior Registration Statement"), and (ii) the registration by the Registrant of additional securities as set forth herein. This Registration Statement also constitutes a Post-Effective Amendment to the Prior Registration Statement, and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement. Pursuant to the Prior Registration Statement, a total of $7,500,000,000 common shares of beneficial interest, par value $0.01 per share, were previously registered. This Registration Statement has registered an additional $7,500,000,000 of common shares, resulting in a total of $15,000,000,000 in registered common shares.